Exhibit 99.4

NEWSCHANNEL 5 NETWORK, LLC

Financial Statements

December 31, 2011 and 2010

(With Report of Independent Registered Public Accounting Firm)

NEWSCHANNEL 5 NETWORK, LLC

Table of Contents

Page(s)

Report of Independent Registered Public Accounting Firm	1
Financial Statements:
Balance Sheets	2
Statements of Income	3
Statements of Changes in Member’s Equity	4
Statements of Cash Flows	5
Notes to Financial Statements	6 – 13

Report of Independent Registered Public Accounting Firm

The Board of Directors
NewsChannel 5 Network, LLC:

We have audited the accompanying balance sheets of NewsChannel 5 Network, LLC (the Company) as of December 31, 2011 and 2010 and the related statements of income, changes in member’s equity, and cash flows for each of the years in the three-year period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NewsChannel 5 Network, LLC as of December 31, 2011 and 2010 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in note 6 to the financial statements, Landmark Media Enterprises, LLC (the Parent) provides certain operational support to the Company and financial results may not be indicative of operations as if the Company operated as a separate entity on a stand-alone basis.

/s/KPMG LLP
Norfolk, Virginia
February 1, 2013

NEWSCHANNEL 5 NETWORK, LLC
Balance Sheets
December 31, 2011 and 2010
(In thousands)

Assets	2011	2010
Current assets:
Cash	$235	128
Accounts receivable, net of allowance of $461 and $311 at 2011 and 2010, respectively	8,896	10,353
Prepaid and other	118	93
Total current assets	9,249	10,574
Deferred tax assets	7,335	7,954
Property, plant, and equipment, net	10,833	10,530
Goodwill	429	429
Intangibles, net	1,171	1,148
Total assets	$29,017	30,635
Liabilities and Member’s Equity
Current liabilities:
Accounts payable	$621	1,551
Accrued payroll and benefits	1,351	1,338
Other accrued liabilities	745	1,313
Total current liabilities	2,717	4,202
Total liabilities	2,717	4,202
Member’s equity	26,300	26,433
Total liabilities and member’s equity	$29,017	30,635

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Income
Years ended December 31, 2011, 2010, and 2009
(In thousands)

	2011	2010	2009
Operating revenues	$42,520	45,265	36,207
Payroll and benefits expenses	12,820	12,662	11,846
Other operating expenses	7,524	7,780	7,198
Depreciation and amortization	1,784	1,593	1,841
Parent company charges (note 5)	1,834	1,714	1,618
Flood-related costs, net of insurance recoveries (note 7)	(779)	—	—
Total operating expenses	23,183	23,749	22,503
Operating income	19,337	21,516	13,704
Other expense, net	9	15	21
Income before provision for state income taxes	19,328	21,501	13,683
Provision for state income taxes (note 4)	1,204	1,429	893
Net income	$18,124	20,072	12,790

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Changes in Member’s Equity
Years ended December 31, 2011, 2010, and 2009
(In thousands)

Total
Balance, December 31, 2008	$31,583
Capital distribution to parent	(17,805)
Net income	12,790
Balance, December 31, 2009	26,568
Capital distribution to parent	(20,207)
Net income	20,072
Balance, December 31, 2010	26,433
Capital distribution to parent	(18,257)
Net income	18,124
Balance, December 31, 2011	$26,300

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Statements of Cash Flows
Years ended December 31, 2011, 2010, and 2009
(In thousands)

	2011	2010	2009
Cash flows from operating activities:
Net income	$18,124	20,072	12,790
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant, and equipment	1,645	1,486	1,695
Amortization of intangibles	139	107	146
Deferred income taxes	619	636	625
Provision for doubtful accounts receivable	(150)	(29)	89
Loss (gain) on sale of property and equipment	—	283	(1)
Loss on write-off of assets destroyed by the flood	—	254	—
Change in other operating assets and liabilities:
Accounts receivable	1,607	(1,988)	(1,155)
Accounts payable and accrued liabilities	(1,485)	1,618	—
Prepaid and other assets	(25)	29	(1)
Net cash provided by operating activities	20,474	22,468	14,188
Cash flows from investing activities:
Purchases of property, plant, and equipment	(1,948)	(2,237)	(1,308)
Purchases of intangibles	(162)	(22)	—
Change in receivables from parent	—	—	5,013
Net cash (used in) provided by investing activities	(2,110)	(2,259)	3,705
Cash flows from financing activities:
Distributions to parent	(18,257)	(20,207)	(17,805)
Net cash used in financing activities	(18,257)	(20,207)	(17,805)
Increase in cash	107	2	88
Cash, beginning of year	128	126	38
Cash, end of year	$235	128	126
Supplemental disclosure of noncash investing activities: Property, plant, and equipment payable as of December 31	—	448	—

See accompanying notes to financial statements.

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

(1)	Summary of Significant Accounting Policies

(a)	The Company and Basis for Presentation

NewsChannel 5 Network, LLC (the Company) is a single-member limited liability company (LLC) for which Landmark Media Enterprises, LLC (the Parent) is the sole member. The Company operates a CBS affiliated television station located in Nashville, Tennessee, a cable channel and related websites.

The Company derives its revenue principally from sales of advertising to local market and national advertisers. The Company extends credit to a broad range of businesses, none of which represent a significant portion of revenue.

The accompanying financial statements were prepared in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP) and reflect the assets, liabilities, member’s equity, revenues, expenses, and cash flows related to the Company.

(b)	Reporting Period

The Company reports on a calendar year basis.

(c)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. The more significant estimates made by management include allowances for doubtful accounts receivable, useful lives of property, plant, and equipment, and intangible assets, and the recoverability of goodwill and intangible assets. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results could differ from those estimates.

(d)	Property, Plant, and Equipment, Net

Property, plant, and equipment are recorded at cost and depreciated over their estimated useful lives, using both accelerated and straight-line methods. Expenditures for major renewals and betterments are capitalized. The cost and accumulated depreciation of assets retired or disposed of are eliminated from the accounts. Repairs and maintenance are charged to operations as incurred.

The estimated useful lives used in computing depreciation are as follows:

Buildings, leasehold, and land improvements	7 – 39 years
Machinery, equipment, and furniture	5 – 7 years

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

(e)	Goodwill

Goodwill is an asset representing the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Goodwill is reviewed for impairment at least annually in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 350-10, Intangibles – Goodwill and Other – Overall. The Company performs its annual impairment analysis of goodwill at December 31 and when a triggering event occurs between annual impairment tests. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit, determined using a combination of a market multiples approach and discounted cash flows analysis, is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the entity must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit, determined using a discounted cash flow analysis, in a manner similar to a purchase price allocation and the residual fair value after this allocation is the implied fair value of the reporting unit’s goodwill. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

The Company recorded no goodwill impairment charges during the years ended December 31, 2011, 2010, and 2009.

(f)	Intangible Assets, Net

Intangible assets other than goodwill are carried at cost less accumulated amortization. Intangible assets generally consist of contract rights, affiliation agreements, Federal Communications Commission (FCC) licenses, and software. Intangible assets are amortized on a straight-line or accelerated basis over their useful lives, generally 3 to 40 years.

Intangible assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If circumstances require intangible assets to be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that intangible asset or asset group to its carrying value. If the carrying value of the intangible asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment loss is recognized to the extent the carrying value exceeds its fair value. Fair value is determined based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future operating results over the lives of the assets being evaluated such as revenue growth projections and royalty and customer attrition.

The Company recorded no intangible asset impairment charges for the years ended December 31, 2011, 2010, and 2009.

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

(g)	Revenue Recognition

Television broadcast arrangements require the Company to deliver an advertising unit often accompanied by an audience rating guarantee. Advertising revenues are recognized as advertising units broadcast, net of applicable agency commission fees, usually at a rate of 15%. Revenues recognized are net of a provision for audience deficiency.

The Company has agreements with distributors for the rights to television programming over contract periods. Certain of these agreements require the Company to provide barter advertising time to its distributors. These barter revenues are recognized as the related advertising is aired and the barter expense is recorded as the programming is aired. Approximately $1,082, $936, and $1,211 were recorded as barter revenues and expenses during 2011, 2010, and 2009, respectively.

(h)	Income Taxes

The Company is a single-member LLC and is a disregarded entity for federal tax purposes pursuant to the Regulations promulgated by the U.S. Department of Treasury. Therefore, the Company is not subject to federal taxes; rather, the Company’s net income is allocated to the Parent. The Company is subject to Tennessee state income taxes and a provision for these taxes has been reflected in the financial statements.

Income taxes are accounted for in accordance with FASB ASC Topic 740, Income Taxes, which requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company utilizes the provisions included in FASB ASC Subtopic 740-10, Income Taxes – Overall, related to accounting for uncertainty in income taxes recognized in the financial statements.

The Company is no longer subject to state tax examinations for years prior to 2009. The Company performed a review of tax positions taken in all open tax years and found no material uncertain tax positions requiring disclosure.

(i)	Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company evaluates and records its allowance for doubtful accounts based upon assessment of various factors including, but not limited to, historical experience, the age of the accounts receivable balances, the credit quality of its customers, current economic conditions and other factors that may affect customers’ ability to pay. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Write-offs for the years ended December 31, 2011, 2010, and 2009 were approximately $38, $135, and $270, respectively. The Company does not have any off-balance-sheet credit risk exposure related to its customers.

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

(j)	Fair Value Measurements

The Company utilizes the provisions of FASB Statement No. 157, Fair Value Measurements (Statement 157), included in FASB ASC Topic 820-10, Fair Value Measurements and Disclosures – Overall, for fair value measurements of financial assets and liabilities and for nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. FASB ASC Topic 820 defines fair value as the price that would be received upon the sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date. FASB ASC Topic 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

(2)	Property, Plant, and Equipment, Net

Property, plant, and equipment consist of the following:

	December 31
	2011	2010
Land	$2,505	2,505
Buildings and improvements	10,365	8,970
Machinery, equipment, and furniture	31,329	29,205
Construction in progress	72	1,704
	44,271	42,384
Less – accumulated depreciation	(33,438)	(31,854)
Net property, plant, and equipment	$10,833	10,530

The Company recorded no property, plant, and equipment impairment charges during the years ended December 2011, 2010, and 2009.

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

(3)	Intangible Assets, Net

Indefinite-lived intangible assets consist of FCC licenses. The carrying amount of the Company’s FCC licenses was approximately $416 for the years ended December 31, 2011 and 2010.

Amortized intangible assets, net consist of the following:

		December 31
		2011			2010
	Useful		Accumulated			Accumulated
	life	Cost	amortization	Net	Cost	amortization	Net
Affiliation agreements	25	$1,968	(1,575)	393	1,968	(1,496)	472
Contract rights	40	460	(230)	230	460	(218)	242
Software	3	653	(521)	132	491	(473)	18
		$3,081	(2,326)	755	2,919	(2,187)	732

Future intangible asset amortization expense is estimated to be as follows:

Amount
2012	$152
2013	145
2014	105
2015	90
2016	90

(4)	Taxes

The provision for state income taxes consists of the following:

	Year ended December 31
	2011	2010	2009
Current: State	$585	793	268
	585	793	268
Deferred: State	619	636	625
	619	636	625
	$1,204	1,429	893

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

Deferred tax assets are comprised of the following:

	December 31
Assets	2011	2010
Differences in amortization of intangible assets	$7,335	7,954
Total deferred tax assets	$7,335	7,954

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these assets.

The income tax provision for the Company differs from the amount computed for income taxes using the U.S. federal statutory rate because the Company is not subject to federal income taxes.

(5)	Related-Party Transactions

The Parent uses a centralized cash management approach whereby surplus cash generated by the Company is regularly transferred to the Parent and as necessary, the Parent contributes funds for the Company’s operating needs. The resulting net intercompany receivable (payable) balance is settled at year-end through a (distribution to) contribution from the Parent.

The accompanying statements of income include parent company charges for human resources and benefit management, treasury, accounting, internal and external audit, corporate and legal compliance, back office systems and support, tax compliance and planning, risk management, strategic planning, and general management oversight provided by the Parent. The costs of these services have been allocated to the Company based on the most relevant allocation method to the services provided, primarily based on relative percentage of revenue, headcount, or number of entities. Total fees allocated to the Company and included in parent company charges in the statements of income were $399, $365, and $236 in 2011, 2010, and 2009, respectively.

The Company is covered under the Parent’s insurance policies. Allocated insurance charges included in parent company charges in the statements of income were $181, $157, and $158 in 2011, 2010, and 2009, respectively.

The Company provides health and disability benefits, along with workers’ compensation benefits for its employees through self-insured programs, purchased insurance contracts, and health maintenance organizations, which are maintained and administered by the Parent. The Parent allocates a portion of each plan’s costs to the Company based on the number of participants. Allocated health, disability, and workers’ compensation included in parent company charges in the statements of income were $899, $855, and $912, in 2011, 2010, and 2009, respectively.

Employees of the Company participate in the Parent’s 401(k) savings plans that allow employees to contribute a selected percentage of their salaries through payroll deductions. The Company will contribute an amount which, after consideration of forfeitures, is equal to 100% of the first 1% of employee contributions and 50% of employee contributions up to an additional 5% of their compensation, subject to the ERISA limitations. Allocated charges related to retirement plans included in parent company charges in the statements of income were $355, $337, and $312, in 2011, 2010, and 2009, respectively.

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

Additionally, employees of the Company participate in the Parent’s pension and supplemental pension plans. Therefore, these plans are accounted for by the Company as multi-employer plans, which require the Company to expense its annual contributions. During 2008, the Parent froze benefits under pension plan and the supplemental pension plan and began the process of terminating the plans. During 2009 and 2010, the Parent paid benefits earned to satisfy all benefit obligations associated with the supplemental pension plan and pension plan, respectively. The remaining assets in the pension plan will be used for any remaining termination costs then distributed to plan participants. The Company did not recognize any costs under these plans in 2011, 2010, and 2009.

(6)	Commitments and Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

The Company has various long-term obligations and commitments as of December 31, 2011. The Company leases certain equipment used in its operations under various operating leases. Leases in effect at December 31, 2011 expire on various dates through the year 2015. Rent expense for the years ended December 31, 2011, 2010, and 2009 was approximately $547, $605, and $627, respectively. Future long-term obligations and commitments are summarized as follows:

	2012	2013	2014	2015	2016	Thereafter
Future commitments:
Operating lease obligations	$528	464	237	28	—	—
Film contract rights	705	671	603	297	—	—

Total future commitments	$1,233	1,135	840	325	—	—

Film Contract Rights

Film contract rights are paid monthly for current services and are expensed accordingly.

NEWSCHANNEL 5 NETWORK, LLC
Notes to Financial Statements
December 31, 2011 and 2010
(In thousands)

(7)	Flood Costs and Related Insurance Recoveries, Net

During May 2010, flooding in Nashville, Tennessee resulted in the Company incurring property damages. As a result, the Company recorded flood-related costs, net of insurance recoveries in the statements of income as follows:

	December 31
	2011	2010
Write-off of building components destroyed by the flood	$—	254
Cleanup and repairs of facility and equipment	23	784
Insurance recoveries	(802)	(1,038)
Total flood costs and related insurance recoveries, net	$(779)	—

The building’s carrying value was approximately $9,195 at the time of the flood. Assets totaling $254 were allocated to those components destroyed by the flood, and were written off.

(8)	Subsequent Events

On December 6, 2012, Landmark Media Enterprises, LLC sold to Journal Broadcast Group, Inc. its equity interests in NewsChannel 5 Network, LLC for $215,000 in cash, plus a working capital adjustment.

The Company has evaluated subsequent events from the balance sheet date through February 1, 2013, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.